Exhibit 21.1

Subsidiaries of Select Water Solutions, Inc.

Entity	State of Formation
1960 Well Services, LLC	Ohio
Affirm Oilfield Services, LLC	Texas
Badlands Power Fuels, LLC	Delaware
Badlands Power Fuels, LLC	North Dakota
Big Spring Recycling System, LLC	Delaware
Blackjack Mineral Investments, LLC	Texas
Bobcat North Lima, LLC	Ohio
Breakwater Energy Partners, LLC	Texas
Breakwater Energy Services, LLC	Texas
Breakwater Midstream, LLC	Texas
Buckhorn Disposal ND, LLC	Delaware
Buckhorn Energy Oaks Disposal Services, LLC	Delaware
Clearwater Five, LLC	Ohio
Clearwater Solutions, LLC	Ohio
Clearwater Three, LLC	Ohio
Complete Energy Services, Inc.	Delaware
Crescent Companies, LLC	Delaware
Dishon Disposal, LLC	North Dakota
EnerMAX Services G.P. ULC	Alberta
EnerMAX Services Holdings, LLC	Delaware
EnerMAX Services Limited Partnership	Alberta
EnerMAX Services (U.S.) Inc.	Delaware
EWS #1 DJ Basin LLC	Delaware
EWS #8 DJ Basin LLC	Delaware
Guard Drilling Mud Disposal, LLC	Delaware
Heckmann Water Resources (CVR), Inc.	Delaware
Heckmann Water Resources (CVR), LLC	Delaware
Heckmann Water Resources, LLC	Delaware
Ideal Oilfield Disposal, LLC	North Dakota
Landtech Enterprises, L.L.C.	North Dakota
Mallard Midstream, LLC	Delaware
Navy Holdings, Inc.	Delaware
Navy Holdco, LLC	Delaware
New Heckmann Water Resources Corporation	Delaware
Nuverra Ohio Disposal LLC	Delaware
Nuverra Total Solutions, LLC	Delaware
Oaks’ Disposal Services, LLC	Montana
Peak Rentals, LLC	Texas
Quail Run Services, LLC	Texas
Rockwater Energy Solutions North Dakota, Inc.	Delaware
Rockwater Energy Solutions Water Management, LLC	Delaware
Rockwater Production Testing Ltd.	Alberta
Rockwater West TX, LLC	Delaware
Select Agua Libre Midstream, LLC	Delaware
Select Chemistry, LLC	Delaware
Select Energy Services, LLC	Texas
Select Energy Solutions (RW), Inc.	Delaware
Select Water Reuse, LLC	Delaware
Select Water Solutions, LLC	Delaware
SES Holdings, LLC	Delaware
SES Intermediate Holdings, LLC	Delaware
SES Sub A, LLC	Delaware
SES Sub B, LLC	Delaware

SES Sub C, LLC	Delaware
SWS ND, Inc.	Delaware
Trinity Acquisition, LLC	Delaware
Trinity Environmental Brokerage, L.L.C.	Delaware
Trinity Environmental Management, LLC	Delaware
Trinity Environmental Services I, L.L.C.	Delaware
Trinity Environmental SWD I, L.L.C.	Delaware